Exhibit 99J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Timothy Plan and to the use of our report dated February 18, 2005 on the financial statements and financial highlights of Timothy Plan Aggressive Growth Fund, Timothy Plan Conservative Growth Fund, Timothy Plan Fixed Income Fund, Timothy Plan Small-Cap Value Fund, Timothy Plan Large/Mid-Cap Growth Fund, Timothy Plan Large/Mid-Cap Value Fund, Timothy Plan Money Market Fund, Timothy Plan Strategic Growth Fund, Timothy Plan Patriot Fund, Timothy Small-Cap Variable Series, Timothy Plan Strategic Growth Portfolio Variable Series, and Timothy Plan Conservative Growth Portfolio Variable Series, each a series of shares of The Timothy Plan. Such financial statements, financial highlights and reports of Independent Certified Public Accountants appear in the 2004 Annual Reports to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

April 27, 2005